UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) February 15, 2017

Volkswagen Auto Lease/Loan Underwritten Funding, LLC

(Exact Name of Co-Registrant as Specified in its Charter)

Central Index Key Number 0001182534

VW Credit Leasing, Ltd.

(Exact Name of Co-Registrant as Specified in its Charter)

Central Index Key Number 0001202610

VW Credit, Inc.

(Exact Name of Sponsor as Specified in its Charter)

Central Index Key Number 0000833733

Volkswagen Auto Lease Trust 2015-A

(Exact name of Issuing Entity as specified in its charter)

Central Index Key Number: 0001631989

Delaware

(State or Other Jurisdiction of Incorporation of the Issuing Entity)

333-185282 333-185282-08	11-365048-3 47-6727487
(Commission File Numbers)	(Registrants’ I.R.S. Employer Identification Nos.)

2200 Ferdinand Porsche Drive Herndon, Virginia	20171
(Address of Principal Executive Offices)	(Zip Code)

(703) 364-7000

(Co-Registrants’ Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On February 15, 2017, Volkswagen Auto Lease Trust 2015-A (the “Issuer”) and Citibank, N.A., as indenture trustee (the “Indenture Trustee”), entered into Supplement No. 3 to Indenture (the “Amendment”), dated as of February 15, 2017, pursuant to which the Indenture, by and between the Issuer and the Indenture Trustee was amended.

Item 6.03.	Change in Credit Enhancement or Other External Support.

Pursuant to the Amendment, the Indenture was amended to provide that funds in the reserve account may be used for the payment of the regular principal distribution amount, to the extent of shortfalls in collections available therefor.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Document Description

4.1	Supplement No. 3 to Indenture, dated as of February 15, 2017, between the Issuer and the Indenture Trustee.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the Co- Registrants, Volkswagen Auto Lease/Loan Underwritten Funding, LLC and VW Credit Leasing, Ltd. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLKSWAGEN AUTO LEASE/LOAN UNDERWRITTEN FUNDING, LLC

By:	/s/ Horst Meima
Name:	Horst Meima
Title:	President

By:	/s/ William Horwath
Name:	William Horwath
Title:	Treasurer

VW CREDIT LEASING, LTD.

By:	VW Credit, Inc., as Servicer

By:	/s/ Horst Meima
Name:	Horst Meima
Title:	President

By:	/s/ William Horwath
Name:	William Horwath
Title:	Treasurer

8-K